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                                                                    EXHIBIT 5.1


                  [LETTERHEAD OF BROBECK, PHLEGER & HARRISON]

                                 June 14, 1997

Board of Directors
i2 Technologies, Inc.
909 E. Las Colinas Blvd.
16th Floor
Irving, Texas  75039

                  Re: Registration Statement on Form S-3


Gentlemen:

                  We have examined the Registration Statement on Form S-3 (the "Registration Statement") of i2 Technologies, Inc. (the "Company"), relating to the registration under the Securities Act of 1933, as amended, of up to 1,498,821 shares of the Company's Common Stock (the "Shares"). As your counsel, we have examined the proceedings taken by you in connection with the issuance and sale of the Shares.

                  It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                       Very truly yours,


                                       /s/ Brobeck, Phleger & Harrison LLP
                                       -----------------------------------
                                       BROBECK, PHLEGER & HARRISON LLP